UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

Singlepoint Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53425	26-1240905
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3104 E Camelback Rd #2137

Phoenix, AZ 85016

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (888) 682-7464

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition.

On Thursday December 12, 2024 Singlepoint Inc. (the “Company”) filed a press release which announced updates for the third quarter of 2024, a copy of which is attached as Exhibit 99.1 hereto.

Exhibit 99.1 contains financial information that has not been audited or reviewed by the Company’s auditors, nor have the auditors expressed an opinion regarding such unaudited and unreviewed financial information. The financial information set forth in this Form 8-K reflects the Company’s current preliminary results for Boston Solar, is subject to the completion of its quarterly review, and is subject to change. Boston Solar's third quarter ended September 30, 2024 results could differ materially from the preliminary estimates provided in this Form 8-K.  Security holders, potential security holders and other prospective investors are cautioned not to place undue reliance on unaudited and unreviewed financial information.

The information in Item 2.02 and Item 9.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 12, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Singlepoint Inc.

Date: December 12, 2024	By:	/s/ William Ralston
	Name:	William Ralston
	Title:	Chief Executive Officer

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